Exhibit 99.2

REVOCABLE PROXY

CAMCO FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

November 6, 2008 –     :       .m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the proxy committee of the Board of Directors of Camco Financial Corporation (the “Company”), with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on Thursday, November 6, 2008, at     :         .m. Eastern Time at Camco Financial Corporation Corporate Center, 6901 Glenn Highway, Cambridge, Ohio and at any and all adjournments thereof.

PROPOSAL 1 – APPROVAL OF THE MERGER AGREEMENT

	FOR	AGAINST	ABSTAIN
1. Adoption of the Agreement and Plan of Merger, dated as of May 7, 2008 by and between First Place Financial Corp. and Camco Financial Corporation.	☐	☐	☐

PROPOSAL 2—MEETING ADJOURNMENT

	FOR	AGAINST	ABSTAIN
2. Adjournment of the Special Meeting to a later date or dates, if necessary, to further permit solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐

The Camco board of directors has determined that the merger agreement is in the best interests of Camco and its stockholders. The board of directors has approved the merger agreement and recommends unanimously that stockholders vote “FOR” adoption of the merger agreement. The board of directors also recommends unanimously that you vote “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

This proxy is revocable at any time prior to the time of the vote at the Special Meeting. This revocable proxy will be voted as directed, but if no instructions are specified on any executed proxy card that is returned, then this proxy will be voted FOR the proposals. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy committee of the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the Special Meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If your shares are held jointly, each holder may sign but only one signature is required.

Sign above

Date

Please mark, sign, date, and return this proxy promptly using the postage-paid, self-addressed envelope provided.

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